                                                                    Exhibit 3(b)



                         COMMISSION SCHEDULE ADDENDUM


The following revisions are made to add Option C (Option A & B currently available) to the Commission Schedules that are a part of the Registered Representative Agreement. The commissions provided in the schedule shall be reduced by the amount of commissions the Company pays to subagents. The payment of commissions for this plan is subject to the rules of LBL and LBFS. By submission of an application or the acceptance of commissions you agree to be bound by the provisions of this addendum.

                                  First Year Commissions     Trail Commissions
Plan                  Plan #      (% of premiums received)       (year 2+)
----                  ------      ------------------------       ---------

Investors Select
Variable Annuity      VAP-9330

    Option A                                4.75                  0
    Option B                                3.75                   .25*
    Option C                                1.75                   .5*

*Under Option B or C, the trail commission will be paid quarterly at a rate of
 .0625% or .125%, respectively, of the contract value for all contracts at least 15 months old. You may elect to receive trail commissions. If neither Option A, B nor C is elected, you will be paid under Option B.

Effective date:  Date of Agreement


                                Lincoln Benefit Life Company


LBFS-1943-02AA

                         COMMISSION SCHEDULE ADDENDUM


The following revisions are made to add Option C (Option A & B currently available) to the Commission Schedules that are a part of the Registered Representative Agreement. The commissions provided in the schedule shall be reduced by the amount of commissions the Company pays to subagents. The payment of commissions for this plan is subject to the rules of LBL and LBFS. By submission of an application or the acceptance of commissions you agree to be bound by the provisions of this addendum.

                                  First Year Commissions     Trail Commissions
Plan                  Plan #      (% of premiums received)       (year 2+)
----                  ------      ------------------------       ---------

Investors Select
Variable Annuity      VAP-9330

    Option A                                4.75                  0
    Option B                                3.75                   .25*
    Option C                                1.75                   .5*

*Under Option B or C, the trail commission will be paid quarterly at a rate of
 .0625% or .125%, respectively, of the contract value for all contracts at least 15 months old. You may elect to receive trail commissions. If neither Option A, B nor C is elected, you will be paid under Option B.

Effective date:  Date of Agreement


                                Lincoln Benefit Life Company


LBFS-1942-02

                         COMMISSION SCHEDULE ADDENDUM


The following revisions are made to add Option C (Option A & B currently available) to the Commission Schedules that are a part of the Selling Agreement. The commissions provided in the schedule shall be reduced by the amount of commissions the Company pays to subagents. The payment of commissions for this plan is subject to the rules of LBL and LBFS. By submission of an application or the acceptance of commissions you agree to be bound by the provisions of this addendum.

                                  First Year Commissions     Trail Commissions
Plan                  Plan #      (% of premiums received)       (year 2+)
----                  ------      ------------------------       ---------

Investors Select
Variable Annuity      VAP-9330

    Option A                                 5.5                  0
    Option B                                 4.5                   .25*
    Option C                                 2.5                   .5*

*Under Option B or C, the trail commission will be paid quarterly at a rate of
 .0625% or .125%, respectively, of the contract value for all contracts at least 15 months old. You may elect to receive trail commissions. If neither Option A, B nor C is elected, you will be paid under Option B.

Effective date:  Date of Agreement


                                Lincoln Benefit Life Company


LBFS-1942-09

                         COMMISSION SCHEDULE ADDENDUM


The following revisions are made to add Option C (Option A & B currently available) to the Commission Schedules that are a part of the Selling Agreement. The commissions provided in the schedule shall be reduced by the amount of commissions the Company pays to subagents. The payment of commissions for this plan is subject to the rules of LBL and LBFS. By submission of an application or the acceptance of commissions you agree to be bound by the provisions of this addendum.

                                  First Year Commissions     Trail Commissions
Plan                  Plan #      (% of premiums received)       (year 2+)
----                  ------      ------------------------       ---------

Investors Select
Variable Annuity      VAP-9330

    Option A                                6.0                   0
    Option B                                5.0                    .25*
    Option C                                3.0                    .5*

*Under Option B or C, the trail commission will be paid quarterly at a rate of
 .0625% or .125%, respectively, of the contract value for all contracts at least 15 months old. You may elect to receive trail commissions. If neither Option A, B nor C is elected, you will be paid under Option B.

Effective date:  Date of Agreement


                         Lincoln Benefit Life Company


LBFS-1942-10

                         COMMISSION SCHEDULE ADDENDUM

The following revisions are made to add Option C (Option A & B currently available) to the Commission Schedules that are a part of the Executive Agreement. The commissions provided in the schedule shall be reduced by the amount of commissions the Company pays to subagents. The payment of commissions for this plan is subject to the rules of LBL and LBFS. By submission of an application or the acceptance of commissions you agree to be bound by the provisions of this addendum.

                                  First Year Commissions     Trail Commissions
Plan                  Plan #      (% of premiums received)       (year 2+)
----                  ------      ------------------------       ---------

Investors Select
Variable Annuity      VAP-9930

    Option A                                6.25                  0
    Option B                                5.25                   .25*
    Option C                                3.25                   .5*

*Under Option B or C, the trail commission will be paid quarterly at a rate of
 .0625% or .125%, respectively, of the contract value for all contracts at least 15 months old. You may elect to receive trail commissions. If neither Option A, B nor C is elected, you will be paid under Option B.

Effective date:  Date of Agreement


                         Lincoln Benefit Life Company


LBFS-1942-15

                         COMMISSION SCHEDULE ADDENDUM

The following revisions are made to add Option C (Option A & B currently available) to the Commission Schedules that are a part of the Master Wholesaling Agreement. The commissions provided in the schedule shall be reduced by the amount of commissions the Company pays to subagents. The payment of commissions for this plan is subject to the rules of LBL and LBFS. By submission of an application or the acceptance of commissions you agree to be bound by the provisions of this addendum.

                                  First Year Commissions     Trail Commissions
Plan                  Plan #      (% of premiums received)       (year 2+)
----                  ------      ------------------------       ---------

Investors Select
Variable Annuity      VAP-9330

    Option A                                6.5                   0
    Option B                                5.5                    .25*
    Option C                                3.5                    .5*

*Under Option B or C, the trail commission will be paid quarterly at a rate of
 .0625% or .125%, respectively, of the contract value for all contracts at least 15 months old. You may elect to receive trail commissions. If neither Option A, B nor C is elected, you will be paid under Option B.

A bonus commission of .10% of policy value net of any policy loans value will be paid each year based upon the year end account values of all Variable Universal Life (VUL9390) policies in-force for at least one year, but less than twenty (20) years.

Effective date:  Date of Agreement


                                Lincoln Benefit Life Company


LBFS-1942-20